EXHIBIT 11

CINCINNATI MILACRON INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
(UNAUDITED)

                                  (In thousands, except per-share amounts)
                                     16 Weeks Ended      40 Weeks Ended
                                  ------------------- ------------------
                                   OCT. 5,   OCT. 7,   OCT. 5,     OCT. 7,
                                    1996      1995      1996        1995
                                  -------   -------   -------     -------

Net earnings                      $19,096   $16,044   $46,427     $37,444
Less preferred dividends              (60)      (60)     (180)       (180)
                                  -------   -------   -------     -------
 Net earnings available
   to common shareholders         $19,036   $15,984   $46,247     $37,264
                                  =======   =======   =======     =======

Primary
 Average number of shares
   outstanding                     39,849    34,184    36,815      33,962
 Add dilutive effect of
   stock options based on
   treasury stock method              250       796       684         616
                                  -------   -------   -------     -------
   Total                           40,099    34,980    37,499      34,578
                                  =======   =======   =======     =======
     Per share amount             $   .47   $   .46   $  1.23     $  1.08
                                  =======   =======   =======     =======

Fully diluted
 Average number of shares
   outstanding                     39,849    34,184    36,815      33,962
 Add dilutive effect of stock
   options based on treasury
   stock method                       250       796       717         656
                                  -------   -------   -------      ------
   Total                           40,099    34,980    37,532      34,618
                                  =======   =======   =======     =======
     Per share amount             $   .47   $   .46   $  1.23     $  1.08
                                  =======   =======   =======     =======




Note:  This computation is required by Regulation S-K,
Item 601, and is filed as an exhibit under Item 6 of Form 10-Q.